Exhibit 99.1

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.	Ohio	07/01/1997		Diversified Financial Holding Company
American Financial Capital Trust II	Delaware	02/04/1997	100	Statutory Trust
American Financial Capital Trust III	Delaware	06/25/2003	100	Statutory Trust
American Financial Capital Trust IV	Delaware	06/25/2003	100	Statutory Trust
American Financial Enterprises, Inc.	Connecticut	01/01/1871	100 (2)	Closed End Investment Company
American Money Management Corporation	Ohio	03/01/1973	100	Securities Management Company
American Real Estate Capital Company, LLC	Ohio	11/05/2009	80	Mortgage Broker
MidMarket Capital Partners, LLC	Delaware	05/26/2010	51	Arranger of Corporate Loans
APU Holding Company	Ohio	10/15/2003	100	Holding Company
American Premier Underwriters, Inc.	Pennsylvania	04/13/1846	100	Diversified Company
The Ann Arbor Railroad Company	Michigan	09/21/1895	99	Inactive
The Associates of the Jersey Company	New Jersey	11/10/1804	100	Inactive
Cal Coal, Inc.	Illinois	05/30/1979	100	Inactive
Great Southwest Corporation	Delaware	10/25/1978	100	Real Estate Developer
The Indianapolis Union Railway Company	Indiana	11/19/1872	100	Inactive
Lehigh Valley Railroad Company	Pennsylvania	04/21/1846	100	Inactive
Magnolia Alabama Holdings, Inc.	Delaware	05/18/2004	100	Holding Company
Magnolia Alabama Holdings LLC	Alabama	05/24/2004	100	Real Estate
The Owasco River Railway, Inc.	New York	06/02/1881	100	Inactive
PCC Real Estate, Inc.	New York	12/15/1986	100	Holding Company
PCC Technical Industries, Inc.	Delaware	11/18/1983	100	Holding Company
PCC Maryland Realty Corp.	Maryland	08/18/1993	100	Real Estate Holding Company
Penn Central Energy Management Company	Delaware	05/11/1987	100	Inactive
Penn Towers, Inc.	Pennsylvania	08/01/1958	100	Inactive
Pennsylvania-Reading Seashore Lines	New Jersey	06/14/1901	66.67	Inactive
Pittsburgh and Cross Creek Railroad Company	Pennsylvania	08/14/1970	83	Inactive
Terminal Realty Penn Co.	District of Columbia	09/23/1968	100	Inactive
Waynesburg Southern Railroad Company	Pennsylvania	09/01/1966	100	Inactive
GAI Insurance Company, Ltd.	Bermuda	09/18/1989	100	Reinsurance
Hangar Acquisition Corp.	Ohio	10/06/1995	100	Aircraft Investment
PLLS, Ltd.	Washington	05/14/1990	100	Insurance Agency
Premier Lease & Loan Services Insurance Agency, Inc.	Washington	12/27/1983	100	Insurance Agency
Premier Lease & Loan Services of Canada, Inc.	Washington	02/28/1991	100	Insurance Agency

As Of: 12/31/2011	Page 1 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
APU Holding Company
Republic Indemnity Company of America	California	12/05/1972	100	Workers’ Compensation Insurance
Republic Indemnity Company of California	California	10/13/1982	100	Workers’ Compensation Insurance
Risico Management Corporation	Delaware	01/10/1989	100	Risk Management
Atlas Building Company, LLC	Ohio	10/29/2010	100	Office Development Oversight
Dixie Terminal Corporation	Ohio	04/23/1970	100	Real Estate Holding Company
Flextech Holding Co., Inc.	Ohio	08/31/2000	100	Packing Manufacturer
GAI Holding Bermuda Ltd	Bermuda	10/03/2007	100	Holding Company
GAI Indemnity, Ltd.	United Kingdom	09/27/2007	100	Lloyd’s Corporate Member
Marketform Group Limited	United Kingdom	07/12/2002	71.5	Holding Company
Marketform Holdings Limited	United Kingdom	06/15/1998	100	Holding Company
Caduceus Underwriting Limited	United Kingdom	11/04/2002	100	Inactive
Lavenham Underwriting Limited	United Kingdom	08/15/2002	100	Lloyd’s Corporate Member
Marketform Limited	United Kingdom	11/02/1988	100	Underwriting Intermediary
Gabinete Marketform SL	Spain	04/29/1996	100	Claims Handling & Client Services
Marketform Australia Pty Limited	Australia	03/12/2004	100	Claims Handling & Client Services
Studio Marketform srl	Italy	05/05/2006	100	Claims Manager
Marketform Management Services Limited	United Kingdom	11/08/2002	100	Service Company
Marketform Managing Agency Limited	United Kingdom	06/15/1998	100	Managing Agency
Sampford Underwriting Limited	United Kingdom	04/22/2003	100	Lloyd’s Corporate Member
Marketform Trust Company Limited	United Kingdom	10/22/2004	100	Trustee
Great American Financial Resources, Inc.	Delaware	11/23/1992	100 (2)	Insurance Holding Company
AAG Holding Company, Inc.	Ohio	09/11/1996	100	Holding Company
Great American Financial Statutory Trust IV	Connecticut	04/21/2003	100	Financing Entity
Great American Life Insurance Company	Ohio	12/29/1961	100	Life Insurance Company
Aerielle IP Holdings, LLC	Ohio	08/01/2011	100 (2)	Asset Holding Company
Aerielle, LLC	Delaware	02/13/2009	60 (2)	Marketing of Consumer Electronic Products
Aerielle Technologies, Inc.	California	08/08/2007	100	Marketing of Consumer Electronic Products
Annuity Investors Life Insurance Company	Ohio	11/13/1981	100	Life Insurance Company
Bay Bridge Marina Hemingway’s Restaurant, LLC	Maryland	10/22/2010	85	Liquor License Holder for Hemingway’s Restaurant
Bay Bridge Marina Management, LLC	Maryland	06/30/2009	85	Liquor License Holder for Bay Bridge Grill
Brothers Management, LLC	Florida	06/11/2004	99	Restaurants & Ships Store
Consolidated Financial Corporation	Michigan	09/10/1985	100	Retirement & Financial Planning Company

As Of: 12/31/2011	Page 2 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
Great American Financial Resources, Inc.
AAG Holding Company, Inc.
Great American Life Insurance Company
FT Liquidation, LLC	Ohio	11/09/2011	100	Holding Company
GALIC - Bay Bridge Marina, LLC	Maryland	05/05/2005	100	Holding Company
GALIC - Stoneleigh, LLC	Florida	11/15/2011	100	Mortgage Holder - Dallas, TX Property
GALIC Brothers, Inc	Ohio	11/12/1993	80	Real Estate Management
GALIC Pointe, LLC	Florida	03/25/2011	100(2)	Mortgage Holder -Destin, FL Property
GALIC Port Orange, LLC	Florida	09/28/2009	80(2)	Mortgage Holder-Legacy at Crystal Lake Apts
Manhattan National Holding Corporation	Ohio	08/27/2008	100	Holding Company
Manhattan National Life Insurance Company	Illinois	12/20/1956	100	Life Insurance Company
Skipjack Marina Corp.	Maryland	06/24/1999	100	Marina Operator
Loyal American Holding Corporation	Ohio	09/20/2005	100	Holding Company
Loyal American Life Insurance Company	Ohio	05/18/1955	100	Life Insurance Company
American Retirement Life Insurance Company	Ohio	05/12/1978	100	Life Insurance Company
GALAC Holding Company	Ohio	12/19/2011	100	Holding Company
Great American Life Assurance Company	Ohio	08/10/1967	100	Life Insurance Company
United Teacher Associates, Ltd.	Texas	12/17/1998	100(2)	Holding Company - Limited Partnership
United Teacher Associates Insurance Company	Texas	12/15/1958	100	Life Insurance Company
AAG Insurance Agency, Inc.	Kentucky	12/06/1994	100	Insurance Agency
Ceres Group, Inc.	Delaware	10/22/1998	100	Holding Company
Central Reserve Life Insurance Company	Ohio	07/02/1963	100	Life Insurance Company
Provident American Life & Health Insurance Company	Ohio	04/06/1949	100	Life Insurance Company
United Benefit Life Insurance Company	Ohio	06/26/1957	100	Life Insurance Company
Ceres Administrators, L.L.C	Delaware	12/04/1998	100	Administration Company
Ceres Sales, LLC	Delaware	10/19/1999	100	Inactive
Ceres Sales of Ohio, LLC	Ohio	11/07/2001	100	Insurance Agency
Health Mark Sales, LLC	Delaware	02/29/2000	100	Inactive
Continental General Corporation	Nebraska	02/12/1988	100	Holding Company
Continental General Insurance Company	Ohio	05/24/1961	100	Life Insurance Company
Continental Print & Photo Co	Nebraska	02/13/1975	100	Inactive
QQAgency of Texas, Inc	Texas	09/07/2000	100	Insurance Agency
Great American Advisors, Inc	Ohio	12/10/1993	100	Broker-Dealer
Great American Holding, Inc.	Ohio	07/25/2002	100	Holding Company

As Of: 12/31/2011	Page 3 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
Great American Holding, Inc.
Agricultural Services, LLC	Ohio	03/12/2010	100	Holding Company
United States Commodities Producers, LLC	Montana	12/23/2011	51.3	Service Provider for Farmers
United States Livestock Producers, LLC	Nevada	04/08/2010	51.3	Service Provider for Livestock Farmers
Livestock Market Enhancement Risk Retention Group	Nevada	12/28/2010	100	Association Captive Insurance Company
American Empire Surplus Lines Insurance Company	Delaware	07/15/1977	100	Excess and Surplus Lines Insurance
American Empire Insurance Company	Ohio	11/26/1979	100	Property/Casualty Insurance
American Empire Underwriters, Inc.	Texas	05/19/1976	100	Insurance Agency
Great American International Insurance Limited	Ireland	01/05/2004	100	Insurance Company
Mid-Continent Casualty Company	Ohio	02/26/1947	100	Property/Casualty Insurance
Mid-Continent Assurance Company	Ohio	08/13/1992	100	Property/Casualty Insurance
Mid-Continent Excess and Surplus Insurance Company	Delaware	07/10/2009	100	Excess and Surplus Lines Insurance
Mid-Continent Specialty Insurance Services, Inc.	Oklahoma	06/15/2009	100	Surplus Lines Brokerage
Oklahoma Surety Company	Ohio	08/05/1968	100	Special Coverage Insurance Company
Premier International Insurance Company	British West Indies	11/19/2008	100	Direct Write Insurance Company
Great American Insurance Company	Ohio	03/07/1872	100	Property/Casualty Insurance
American Signature Underwriters, Inc.	Ohio	04/08/1996	100	Insurance Agency
Brothers Property Corporation	Ohio	09/08/1987	80	Real Estate Manager
Brothers Le Pavilion, LLC	Delaware	07/10/2006	100	Limited Liability Company Member
Brothers Le Pavilion (SPE), LLC	Delaware	07/10/2006	100	Real Estate Holding Company
Brothers Pennsylvanian Corporation	Pennsylvania	12/23/1994	100	Real Estate Manager
Brothers Property Management Corporation	Ohio	09/25/1987	100	Real Estate Management
Crescent Centre Apartments	Ohio	03/15/2006	100(2)	Real Estate
Crop Managers Insurance Agency, Inc.	Kansas	08/09/1989	100	Insurance Agency
Dempsey & Siders Agency, Inc.	Ohio	05/09/1956	100	Insurance Agency
Eden Park Insurance Brokers, Inc.	California	02/13/1990	100	Wholesale Agency/Brokerage for E&S Lines
El Aguila, Compania de Seguros, S.A. de C.V	Mexico	11/24/1994	100	Property/Casualty Insurance
Financiadora de Primas Condor, S.A. de C.V	Mexico	03/16/1998	99	Premium Finance
Farmers Crop Insurance Alliance, Inc.	Kansas	03/30/1982	100	Insurance Services Provider
FCIA Management Company, Inc.	New York	09/17/1991	100	Servicing Agent
Foreign Credit Insurance Association	New York	01/01/1961	beneficial interest	Unincorporated Association
GAI Warranty Company	Ohio	01/25/2001	100	Service Warranty Provider
GAI Warranty Company of Florida	Florida	03/23/2001	100	Service Warranty Provider

As Of: 12/31/2011	Page 4 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
Great American Insurance Company
GAI Warranty Company of Canada Inc.	Ontario (Toronto, CN)	04/17/2002	100	Service Contract Provider
Global Premier Finance Company	Ohio	08/25/1998	100	Premium Finance
Great American Agency of Texas, Inc.	Texas	01/25/1994	100	Managing General Agency
Great American Alliance Insurance Company	Ohio	09/11/1945	100	Property/Casualty Insurance
Great American Assurance Company	Ohio	03/23/1905	100	Property/Casualty Insurance
Great American Casualty Insurance Company	Ohio	02/17/1981	100	Property/Casualty Insurance
Great American Claims Services, Inc.	Delaware	06/10/1986	100	Management Holding Company
Great American Contemporary Insurance Company	Ohio	04/16/1996	100	Property/Casualty Insurance
Great American E & S Insurance Company	Delaware	02/28/1979	100	Excess and Surplus Lines Insurance
Great American Fidelity Insurance Company	Delaware	01/12/1982	100	Excess and Surplus Lines Insurance
Great American Insurance Agency, Inc.	Ohio	04/20/1999	100	Insurance Agency
Great American Insurance Company of New York	New York	08/22/1947	100	Property/Casualty Insurance
Great American Lloyd’s Insurance Company	Texas	10/09/1979	beneficial interest	Lloyd’s Plan Insurer
Great American Lloyd’s, Inc.	Texas	08/02/1983	100	Corporate Attorney-in-Fact
Great American Management Services, Inc.	Ohio	12/05/1974	100	Data Processing and Equipment Leasing
Great American Protection Insurance Company	Ohio	01/08/1990	100	Surplus Lines Insurance
Great American Re Inc.	Delaware	05/14/1971	100	Reinsurance Intermediary
Great American Security Insurance Company	Ohio	07/01/1987	100	Property/Casualty Insurance
Great American Spirit Insurance Company	Ohio	04/05/1988	100	Property/Casualty Insurance
Key Largo Group, Inc.	Florida	02/25/1969	100	Land Developer
National Interstate Corporation	Ohio	01/26/1989	52.5	Holding Company
American Highways Insurance Agency (OH)	Ohio	06/29/1999	100	Insurance Agency
Explorer RV Insurance Agency, Inc.	Ohio	07/17/1997	100	Insurance Agency
Hudson Indemnity, Ltd.	Cayman Islands	06/12/1996	100	Property/Casualty Insurance
Hudson Management Group, Ltd.	Virgin Islands	07/29/2004	100	Insurance Administrative Services
National Interstate Insurance Agency, Inc.	Ohio	02/13/1989	100	Insurance Agency
Commercial For Hire Transportation Purchasing Group	South Carolina	01/23/2004	beneficial interest	Purchasing Group
National Interstate Insurance Company	Ohio	02/10/1989	100	Property/Casualty Insurance
National Interstate Insurance Company of Hawaii, Inc.	Ohio	09/20/1999	100	Property/Casualty Insurance
Triumphe Casualty Company	Ohio	10/26/1981	100	Property/Casualty Insurance
Vanliner Group, Inc.	Delaware	07/17/1986	100	Holding Company
TransProtection Service Company	Missouri	03/08/1982	100	Insurance Agency

As Of: 12/31/2011

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
Great American Insurance Company
National Interstate Corporation
National Interstate Insurance Company
Vanliner Group, Inc.
Vanliner Insurance Company	Missouri	04/16/1953	100	Property/Casualty Insurance
Vanliner Reinsurance Limited	Bermuda	01/03/1978	100	Reinsurance
Safety Claims and Litigation Services, LLC	Montana	08/24/2006	100	Loss Control Consulting Company
Safety, Claims & Litigation Services, Inc.	Pennsylvania	06/23/1995	100	Litigation & Claims Support Services
Penn Central U.K. Limited	United Kingdom	10/28/1992	100	Insurance Holding Company
Insurance (GB) Limited	United Kingdom	05/13/1992	100	Property/Casualty Insurance
Pinecrest Place LLC	Florida	11/05/2009	100	Mortgage Holder - Coconut Palm Estates
PLLS Canada Insurance Brokers Inc.	Ontario (Toronto, CN)	06/13/2001	49	Insurance Agency
Professional Risk Brokers, Inc.	Illinois	03/01/1990	100	Wholesale Agency/Brokerage for E&S Lines
Strategic Comp Holdings, L.L.C	Louisiana	12/28/2002	100	Holding Company
Strategic Comp Services, L.L.C	Louisiana	12/31/2002	100	Claims Services Provider
Strategic Comp, L.L.C	Louisiana	12/31/2002	100	Insurance Agency
One East Fourth, Inc.	Ohio	02/03/1964	100	Real Estate Holding Company
Pioneer Carpet Mills, Inc.	Ohio	04/29/1976	100	Inactive
Superior NWVN of Ohio, Inc.	Ohio	05/05/2000	100	Holding Company
TEJ Holdings, Inc.	Ohio	12/04/1984	100	Real Estate Holding Company
Three East Fourth, Inc.	Ohio	08/10/1966	100	Real Estate Holding Company

(1)	Except Director’s Qualifying Shares.
(2)	Total percentage owned by parent shown and by other affiliated company(s).

As Of: 12/31/2011	Page 6 of 6